Exhibit 99.1

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

www.psbusinessparks.com

For Release:	Immediately
Date:	October 29, 2012
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Third Quarter Ended September 30, 2012

GLENDALE, California — PS Business Parks, Inc. (NYSE:PSB) reported operating results for the third quarter ended September 30, 2012.

Funds from operations (“FFO”) allocable to common and dilutive shares before non-cash and other adjustments were $37.6 million, or $1.19 per common and dilutive share for the three months ended September 30, 2012, a 6.3% per share increase from the three months ended September 30, 2011 of $35.9 million, or $1.12 per common and dilutive share before non-cash and other adjustments. FFO allocable to common and dilutive shares before non-cash and other adjustments was $112.1 million, or $3.53 per common and dilutive share for the nine months ended September 30, 2012, a 6.0% per share increase from the nine months ended September 30, 2011 of $107.0 million, or $3.33 per common and dilutive share before non-cash and other adjustments. The increase in FFO per common and dilutive share before non-cash and other adjustments for the three and nine months ended September 30, 2012 over the same periods in 2011 was primarily due to the increase in net operating income from Non-Same Park facilities, which includes the 5.3 million square foot portfolio acquired in December 2011, partially offset by increases in interest expense, preferred equity distributions and general and administrative expenses.

FFO allocable to common and dilutive shares was $33.6 million, or $1.06 per common and dilutive share for the three months ended September 30, 2012, a 12.4% per share decrease from the three months ended September 30, 2011 of $38.8 million, or $1.21 per common and dilutive share. FFO allocable to common and dilutive shares was $94.6 million, or $2.98 per common and dilutive share for the nine months ended September 30, 2012, an 18.1% per share decrease from the nine months ended September 30, 2011 of $117.0 million, or $3.64 per common and dilutive share.

In order to provide a meaningful period-to-period comparison, the following table summarizes the impact of non-cash and other adjustments which include non-cash distributions related to the redemption of preferred equity, the gain on the below par repurchase of preferred equity, lease buyout income and acquisition transaction costs on the Company’s FFO per common and dilutive share for the three and nine months ended September 30, 2012 and 2011:

	For The Three Months Ended September 30,			For The Nine Months Ended September 30,
	2012	2011	Change	2012	2011	Change

FFO per common and dilutive share, before non-cash and other adjustments	$1.19	$1.12	6.3%	$3.53	$3.33	6.0%
Non-cash distributions related to the redemption of preferred equity	(0.12)	—		(0.54)	—
Gain on the repurchase of preferred equity	—	—		—	0.23
Lease buyout income (1)	—	0.09		—	0.09
Acquisition transaction costs	(0.01)	—		(0.01)	(0.01)

FFO per common and dilutive share, as reported	$1.06	$1.21	(12.4%)	$2.98	$3.64	(18.1%)

(1)	Represents a lease buyout payment received in the third quarter of 2011 associated with a 53,000 square foot lease in Maryland which terminated as of August 31, 2011.

Property Operations

To evaluate the performance of the Company’s portfolio over comparable periods, management analyzes the operating performance of properties owned and operated throughout both periods (herein referred to as “Same Park”). Effective January 1, 2012, the Company revised its Same Park definition to include all operating properties owned or acquired prior to January 1, 2010. We believe that this will provide the most meaningful perspective on how our assets are performing period to period, while not inflating comparative growth results with the continued lease-up of recently acquired assets. Operating properties that the Company acquired subsequent to January 1, 2010 are referred to as “Non-Same Park.” For the three and nine months ended September 30, 2012 and 2011, the Same Park facilities constitute 19.2 million rentable square feet, representing 68.1% of the 28.2 million square feet in the Company’s portfolio as of September 30, 2012.

The following table presents the operating results of the Company’s properties for the three and nine months ended September 30, 2012 and 2011 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

	For The Three Months Ended September 30,			For The Nine Months Ended September 30,
	2012	2011	Change	2012	2011	Change
Rental income:
Same Park (19.2 million rentable square feet)	$63,342	$63,039	0.5%	$189,814	$190,378	(0.3%)
Non-Same Park (8.9 million rentable square feet)	23,678	10,538	124.7%	67,510	29,630	127.8%

Total rental income	87,020	73,577	18.3%	257,324	220,008	17.0%

Cost of operations:
Same Park	21,190	20,925	1.3%	62,141	63,301	(1.8%)
Non-Same Park	8,104	3,853	110.3%	22,985	11,288	103.6%

Total cost of operations	29,294	24,778	18.2%	85,126	74,589	14.1%

Net operating income (1):
Same Park	42,152	42,114	0.1%	127,673	127,077	0.5%
Non-Same Park	15,574	6,685	133.0%	44,525	18,342	142.7%

Total net operating income	57,726	48,799	18.3%	172,198	145,419	18.4%

Other:
Lease buyout income (2)	—	2,886	(100.0%)	—	2,886	(100.0%)
Facility management fees	159	170	(6.5%)	489	517	(5.4%)
Other income and expense	(5,135)	(1,224)	319.5%	(15,573)	(3,447)	351.8%
Depreciation and amortization	(26,884)	(21,382)	25.7%	(81,326)	(63,100)	28.9%
General and administrative	(2,082)	(1,313)	58.6%	(6,767)	(4,413)	53.3%
Acquisition transaction costs	(158)	(52)	203.8%	(158)	(270)	(41.5%)

Income from continuing operations	$23,626	$27,884	(15.3%)	$68,863	$77,592	(11.2%)

Same Park gross margin (3)	66.5%	66.8%	(0.4%)	67.3%	66.7%	0.9%
Same Park weighted average occupancy	91.9%	90.9%	1.1%	92.0%	91.0%	1.1%
Non-Same Park weighted average occupancy	82.0%	76.1%		82.0%	74.8%
Same Park annualized realized rent per square foot (4)	$14.37	$14.46	(0.6%)	$14.34	$14.54	(1.4%)

(1)

Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(2)	Represents a lease buyout payment received in the third quarter of 2011 associated with a 53,000 square foot lease in Maryland which terminated as of August 31, 2011.
(3)	Same Park gross margin is computed by dividing Same Park NOI by Same Park rental income.
(4)	Same Park annualized realized rent per square foot represents the annualized Same Park rental income earned per occupied square foot.

Total rental income, including the lease buyout income noted above, increased $10.6 million, or 13.8%, from $76.5 million for the three months ended September 30, 2011 to $87.0 million for the three months ended September 30, 2012 primarily as a result of a $13.1 million increase in rental income from Non-Same Park facilities, which includes the 5.3 million square foot portfolio acquired in December 2011, partially offset by a $2.6 million decrease from the Same Park portfolio. Excluding the lease buyout income, rental income from the Same Park portfolio increased $303,000 due to an increase in occupancy rates, partially offset by a decrease in rental rates. Net income allocable to common shareholders decreased $10.3 million, or 66.5%, from $15.4 million, or $0.63 per diluted share, for the three months ended September 30, 2011 to $5.2 million, or $0.21 per diluted share, for the three months ended September 30, 2012.

Total rental income, including the lease buyout income noted above, increased $34.4 million, or 15.4%, from $222.9 million for the nine months ended September 30, 2011 to $257.3 million for the nine months ended September 30, 2012 as a result of a $37.9 million increase in rental income from Non-Same Park facilities, which includes the 5.3 million square foot portfolio acquired in December 2011, partially offset by a $3.5 million decrease from the Same Park portfolio. Excluding the lease buyout income, rental income from the Same Park portfolio decreased $564,000 due to a decrease in rental rates, partially offset by an increase in occupancy rates. Net income allocable to common shareholders decreased $33.3 million, or 76.8%, from $43.4 million, or $1.75 per diluted share, for the nine months ended September 30, 2011 to $10.0 million, or $0.41 per diluted share, for the nine months ended September 30, 2012. The decrease in net income allocable to common shareholders for the three and nine months was primarily due to the net impact of non-cash preferred equity transactions and increases in interest expense, depreciation and amortization and preferred equity distributions, partially offset by an increase in net operating income.

Preferred Equity Transactions

On September 14, 2012, the Company issued $230.0 million or 9.2 million depositary shares, each representing 1/1,000 of a share of the 5.75% Cumulative Preferred Stock, Series U, at $25.00 per depositary share. The Company used the proceeds from this issuance to redeem, on October 9, 2012, $132.3 million, or 5,290,000 depositary shares, each representing 1/1,000 of a share of the 6.70% Cumulative Preferred Stock, Series P. The remaining net proceeds were used to reduce the Company’s unsecured debt.

In connection with the Series P redemption, the Company reported the excess of the redemption amount over the carrying amount of $3.8 million, representing the original issuance costs, as a reduction of net income allocable to common shareholders and unit holders for the three and nine months ended September 30, 2012.

Property Acquisition

On July 24, 2012, the Company acquired a 958,000 square foot industrial park consisting of eight single-story buildings located in Kent Valley, Washington, for a purchase price of $37.6 million. The park was 52.3% occupied at the time of acquisition.

Property Disposition

Subsequent to September 30, 2012, the Company completed the sale of Quail Valley Business Park, a 66,000 square foot flex park in Houston, Texas, for $2.3 million.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage at and for the three months ended September 30, 2012:

Ratio of FFO to fixed charges (1)	10.8x
Ratio of FFO to fixed charges and preferred distributions (1)	3.1x
Debt and preferred equity to total market capitalization (based on common stock price of $66.82 at September 30, 2012)	39.3%
Available balance under the $250.0 million unsecured credit facility at September 30, 2012	$250.0 million

(1)	Fixed charges include interest expense of $5.2 million.

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.44 per common share on October 29, 2012. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable December 27, 2012 to shareholders of record on December 12, 2012.

Series	Dividend Rate	Dividend Declared
Series R	6.875%	$0.429688
Series S	6.450%	$0.403125
Series T	6.000%	$0.375000
Series U	5.750%	$0.427257

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of October 29, 2012, the Company wholly owned 28.1 million rentable square feet with approximately 4,600 customers located in eight states, concentrated in California (11.1 million sq. ft.), Virginia (4.2 million sq. ft.), Florida (3.7 million sq. ft.), Texas (3.3 million sq. ft.), Maryland (2.3 million sq. ft.), Washington (1.5 million sq. ft.), Oregon (1.3 million sq. ft.) and Arizona (0.7 million sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the third quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.

A conference call is scheduled for Tuesday, October 30, 2012, at 10:00 a.m. (PDT) to discuss the third quarter results. The toll free number is (888) 299-3246; the conference ID is 40159229. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through November 6, 2012 at (855) 859-2056. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Cash and cash equivalents	$159,792	$4,980
Real estate facilities, at cost:
Land	792,146	772,573
Buildings and equipment	2,211,220	2,155,772

	3,003,366	2,928,345
Accumulated depreciation	(917,728)	(845,700)

	2,085,638	2,082,645
Properties held for disposition, net	1,201	1,218
Land held for development	6,829	6,829

	2,093,668	2,090,692

Rent receivable	4,418	3,198
Deferred rent receivable	25,843	23,388
Other assets	17,088	16,361

Total assets	$2,300,809	$2,138,619

LIABILITIES AND EQUITY
Accrued and other liabilities	$73,656	$60,940
Preferred stock called for redemption	132,250	—
Credit facility	—	185,000
Term loan	200,000	250,000
Mortgage notes payable	281,448	282,084

Total liabilities	687,354	778,024
Commitments and contingencies
Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 35,400 and 23,942 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	885,000	598,546
Common stock, $0.01 par value, 100,000,000 shares authorized, 24,284,548 and 24,128,184 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	242	240
Paid-in capital	535,496	534,322
Cumulative net income	944,245	878,704
Cumulative distributions	(919,988)	(832,607)

Total PS Business Parks, Inc.’s shareholders’ equity	1,444,995	1,179,205

Noncontrolling interests:
Preferred units	—	5,583
Common units	168,460	175,807

Total noncontrolling interests	168,460	181,390

Total equity	1,613,455	1,360,595

Total liabilities and equity	$2,300,809	$2,138,619

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Rental income	$87,020	$76,463	$257,324	$222,894
Facility management fees	159	170	489	517

Total operating revenues	87,179	76,633	257,813	223,411

Expenses:
Cost of operations	29,294	24,778	85,126	74,589
Depreciation and amortization	26,884	21,382	81,326	63,100
General and administrative	2,240	1,365	6,925	4,683

Total operating expenses	58,418	47,525	173,377	142,372

Other income and (expense):
Interest and other income	37	37	160	174
Interest expense	(5,172)	(1,261)	(15,733)	(3,621)

Total other income and (expense)	(5,135)	(1,224)	(15,573)	(3,447)

Income from continuing operations	23,626	27,884	68,863	77,592

Discontinued operations:
Income from discontinued operations	69	25	32	297
Gain on sale of real estate facilities	—	2,717	—	2,717

Total discontinued operations	69	2,742	32	3,014

Net income	$23,695	$30,626	$68,895	$80,606

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests — common units	$1,557	$4,597	$3,031	$12,858
Noncontrolling interests — preferred units	—	99	323	(7,091)

Total net income allocable to noncontrolling interests	1,557	4,696	3,354	5,767

Net income allocable to PS Business Parks, Inc.:
Common shareholders	5,172	15,444	10,049	43,382
Preferred shareholders	16,936	10,450	55,386	31,349
Restricted stock unit holders	30	36	106	108

Total net income allocable to PS Business Parks, Inc.	22,138	25,930	65,541	74,839

	$23,695	$30,626	$68,895	$80,606

Net income per common share — basic:
Continuing operations	$0.21	$0.54	$0.41	$1.67
Discontinued operations	$—	$0.09	$—	$0.09
Net income	$0.21	$0.63	$0.41	$1.76
Net income per common share — diluted:
Continuing operations	$0.21	$0.54	$0.41	$1.66
Discontinued operations	$—	$0.09	$—	$0.09
Net income	$0.21	$0.63	$0.41	$1.75
Weighted average common shares outstanding:
Basic	24,257	24,543	24,216	24,647

Diluted	24,350	24,612	24,309	24,738

PS BUSINESS PARKS, INC.

Computation of Diluted Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)

(Unaudited, in thousands, except per share amounts)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2012	2011	2012	2011
Computation of Diluted Funds From Operations (“FFO”) (1):
Net income allocable to common shareholders	$5,172	$15,444	$10,049	$43,382
Adjustments:
Gain on sale of real estate facilities	—	(2,717)	—	(2,717)
Depreciation and amortization	26,884	21,423	81,422	63,340
Net income allocable to noncontrolling interests — common units	1,557	4,597	3,031	12,858
Net income allocable to restricted stock unit holders	30	36	106	108

FFO allocable to common and dilutive shares	$33,643	$38,783	$94,608	$116,971

Weighted average common shares outstanding	24,257	24,543	24,216	24,647
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average restricted stock units outstanding	103	59	108	66
Weighted average common share equivalents outstanding	93	69	93	91

Total common and dilutive shares	31,758	31,976	31,722	32,109

FFO per common and dilutive share	$1.06	$1.21	$2.98	$3.64

Computation of Funds Available for Distribution (“FAD”) (2):
FFO allocable to common and dilutive shares	$33,643	$38,783	$94,608	$116,971
Adjustments:
Recurring capital improvements	(4,305)	(3,029)	(6,537)	(5,343)
Tenant improvements	(9,161)	(6,879)	(28,081)	(17,756)
Lease commissions	(1,978)	(1,843)	(4,986)	(4,728)
Straight-line rent	(765)	(276)	(2,683)	(659)
Non-cash stock compensation expense	1,383	381	4,060	1,203
In-place lease adjustment	116	222	402	643
Tenant improvement reimbursements, net of lease incentives	(212)	(183)	(561)	(615)
Non-cash distributions related to the redemption of preferred equity	3,848	—	17,316	—
Gain on repurchase of preferred equity, net of issuance costs	—	—	—	(7,389)

FAD	$22,569	$27,176	$73,538	$82,327

Distributions to common and dilutive shares	$13,922	$13,926	$41,743	$42,151

Distribution payout ratio	61.7%	51.2%	56.8%	51.2%

(1)

Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, gains or losses on asset dispositions, net income allocable to noncontrolling interests — common units, net income allocable to restricted stock unit holders and nonrecurring items. FFO should be analyzed in conjunction with net income. However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)

Funds Available for Distribution (“FAD”) is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, impairment charges, amortization of lease incentives and tenant improvement reimbursements, in-place lease adjustment and the effect of redemption/repurchase of preferred equity. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.